Exhibit 99

CONTACT:	Tom Marder (301) 380-2553 thomas.marder@marriott.com	NEWS

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER RESULTS

Third Quarter Highlights:

•	Worldwide comparable company-operated revenue per available room (REVPAR) rose 3.4 percent (1.1 percent using constant dollars) for the third quarter ended September 5, 2008;

•

Outside North America, comparable company-operated REVPAR increased 13.4 percent (5.7 percent using constant dollars) with double-digit growth in South and Central America, the Caribbean, and the Middle East;

•	In a weak economic environment, North American comparable company-operated REVPAR declined 1.0 percent with a 1.6 percent increase in average rate;

•	The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 130,000 rooms;

•	Over 6,500 rooms opened during the third quarter, including almost 2,300 rooms outside North America.

BETHESDA, MD – October 2, 2008 – Marriott International, Inc. (NYSE:MAR) today reported third quarter 2008 adjusted income from continuing operations of $123 million, an increase of 1 percent over the year-ago quarter, and adjusted diluted earnings per share (“EPS”) from continuing operations of $0.34, up 10 percent. The company’s EPS guidance for the third quarter, disclosed on July 10, 2008, totaled $0.30 to $0.35.

Adjusted results for the 2008 quarter exclude a $29 million ($0.08 per diluted share) after-tax non-cash charge primarily related to a 1994 tax planning transaction.

Reported income from continuing operations was $94 million in the third quarter of 2008 compared to $122 million in the year-ago quarter. Reported diluted EPS from continuing operations was $0.26 in the third quarter of 2008 compared to $0.31 in the third quarter of 2007.

Exhibit 99 Page 1

J.W. Marriott, Jr., Marriott International’s chairman and chief executive officer, said, “In our more than 50 years in the lodging business, we have focused our business strategy on meaningful competitive advantages—strong brands, skilled management, and leading guest, owner and franchisee preference—all combined in a time-tested business model of managing and franchising hotels. These attributes drive strong returns when the economic picture is bright and allow us to outperform competitors when times are more challenging.

“The third quarter demonstrated those advantages. With soft economic growth, our third quarter North American REVPAR declined modestly. Favorable international REVPAR and strong global unit growth enabled our fee revenue and operating income to remain steady. Over the past 12 months, we have opened over 200 hotels, including over 30 hotels converted from competitor brands.

“Our timeshare business has certainly been far more impacted by the current financial environment than our core lodging business. Tight credit, soft consumer spending and a difficult securitization market have lowered our expectations for the fourth quarter and 2009. However, our strong brands, high customer satisfaction and loyalty, and the terrific know-how of our associates will reward us in the future.

“Our financial leverage is modest, we have ample liquidity, and our market share continues to grow. Increasingly, our presence is global. During the quarter, nearly 70 percent of the company’s incentive fees were earned at properties outside North America. Today, our pipeline of hotels under development totals over 130,000 rooms worldwide. We expect to open approximately 30,000 rooms in 2008 and 30,000 to 35,000 rooms in 2009. Companywide we are maximizing revenue opportunities and operating efficiencies while redefining and refreshing our brands. We’re confident that as the economy strengthens, we’ll be well positioned to achieve solid earnings growth.”

In the 2008 third quarter (12-week period from June 14, 2008 to September 5, 2008), REVPAR for the company’s comparable worldwide company-operated properties increased 3.4 percent (1.1 percent using constant dollars) and average daily rates increased 6.2 percent (3.9 percent

Exhibit 99 Page 2

using constant dollars). REVPAR at comparable worldwide systemwide properties rose 2.2 percent (0.7 percent using constant dollars) over the year-ago quarter.

Third quarter international comparable company-operated REVPAR increased 13.4 percent (5.7 percent using constant dollars), including a 16.9 percent increase in average daily rate (8.9 percent using constant dollars). REVPAR growth was particularly strong in the Middle East, the Caribbean, and South and Central America.

In North America, comparable company-operated REVPAR declined 1.0 percent in the third quarter of 2008. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was flat with a 2.1 percent increase in average daily rates.

Marriott added 42 new properties (6,528 rooms) to its worldwide lodging portfolio in the third quarter, including a Marriott and a Renaissance in Beijing and The Ritz-Carlton, Fort Lauderdale. Six properties (838 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,105 properties and timeshare resorts for a total of over 550,000 rooms.

MARRIOTT REVENUES totaled $3.0 billion in the 2008 third quarter, a 1 percent increase from the same period in 2007. Base management and franchise fees rose 2 percent to $251 million as a result of REVPAR improvement, primarily driven by rate increases and unit growth. Franchise relicensing fees declined $8 million to $1 million compared to the year-ago quarter, reflecting a slower transaction environment for existing franchised hotels. With soft lodging demand trends in the United States, incentive management fees declined $4 million. Incentive management fees from international markets accounted for nearly 70 percent of total incentive fees in the 2008 quarter compared to about 45 percent in the 2007 quarter.

Worldwide comparable company-operated house profit margins declined 50 basis points. House profit margins for comparable company-operated properties outside North America grew 80 basis points and house profit per available room (“HP-PAR”) increased 7 percent. North American comparable company-operated house profit margins declined 130 basis points from the year-ago quarter and HP-PAR declined 4 percent.

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Owned, leased, corporate housing and other revenue, net of direct expenses, declined $7 million in the 2008 third quarter, to $20 million, primarily reflecting the impact of properties under renovation and lower termination fees.

The timeshare business continues to be impacted by tight credit markets and increasingly negative perceptions of residential real estate. Third quarter Timeshare segment contract sales declined 13 percent to $306 million largely due to lower sales of timeshare and residential products, partially offset by stronger sales at the new Ritz-Carlton Lake Tahoe fractional resort.

Timeshare segment results, which includes timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, minority interest and general, administrative and other expenses associated with the timeshare business, totaled $49 million compared to $39 million in the prior year. The segment results reflected a net $10 million pretax impairment charge for a fractional and residential consolidated joint venture project, adjusting the carrying value of the real estate to its estimated fair market value. The $10 million charge included a $22 million negative adjustment in timeshare direct expenses partially offset by a $12 million pretax ($8 million after-tax) benefit associated with the joint venture partner’s share, which is reflected in minority interest.

In the third quarter, timeshare sales and services revenue decreased 1 percent to $384 million and, net of expenses, increased 4 percent to $47 million. While soft demand constrained revenue, results reflected favorable product costs, increased year-over-year reportability at several projects, and higher financing and services profit in the 2008 quarter, largely offset by the $22 million charge at the fractional/residential joint venture project referred to above.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2008 third quarter totaled $167 million, compared to $164 million in the year-ago quarter.

GAINS AND OTHER INCOME totaled $7 million and included $2 million of gains on the sale of real estate, a $2 million gain from the sale of the company’s interest in a joint venture and $3 million of preferred returns from joint venture investments. The prior year’s third quarter gains

Exhibit 99 Page 4

totaled $30 million and included $22 million of gains on the sale of real estate, $2 million of gains from the sale of the company’s interest in four joint ventures and $6 million of preferred returns from joint venture investments and other income.

INCOME TAXES

During the quarter, the company recorded a non-cash charge of $29 million, largely related to an unfavorable court decision associated with a 1994 tax planning transaction. The company expects to appeal the ruling.

MINORITY INTEREST, NET OF TAX increased $9 million in the third quarter. The increase largely reflected the adjustment of the carrying value of the fractional/residential project noted earlier. Since the project is a consolidated joint venture, the partner’s share of the adjustment was an $8 million after-tax benefit to minority interest.

BALANCE SHEET

At the end of third quarter 2008, total debt was $3,046 million and cash balances totaled $117 million, compared to $2,965 million in debt and $332 million of cash at year-end 2007. The company repurchased 3.3 million shares of common stock during the third quarter of 2008 at a cost of $88 million. Weighted average fully diluted shares outstanding totaled 365.4 million in the 2008 third quarter compared to 394.1 million in the year-ago quarter. The remaining share repurchase authorization, as of September 5, 2008, totaled 21.3 million shares.

FOURTH QUARTER 2008 OUTLOOK

Given the current soft economic climate in North America and weakening markets outside North America, the company expects worldwide comparable systemwide REVPAR to decline 1 to 3 percent in the fourth quarter of 2008. North American comparable company-operated REVPAR is expected to decline 3 to 5 percent and as a result, house profit margins are expected to decline 250 to 300 basis points. With approximately 8,000 rooms forecasted to open in the fourth quarter, the company anticipates total fee revenue of approximately $440 million to $450 million, a decrease of 3 to 5 percent from the prior year.

The company expects fourth quarter 2008 timeshare contract sales to be roughly flat with the prior year reflecting weak consumer demand in North America and Europe.

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While the company’s timeshare loan portfolio remains strong, current conditions in the capital markets significantly lower the likelihood that the company can complete a timeshare note sale in the fourth quarter. In addition, delays in state-level registration approvals have postponed some previously scheduled closings until 2009. As a result, timeshare development revenue should decline in the fourth quarter and note sale gains are expected to be zero, compared to $36 million in the year-ago quarter. All in all, timeshare sales and services revenue, net of expenses, is expected to total $50 million to $60 million in the fourth quarter of 2008.

Timeshare segment results include timeshare sales and services revenue, net of direct expenses, base management fees, equity earnings, minority interest and general, administrative and other expenses associated with the timeshare business. Base management fees associated with the timeshare business are expected to increase and timeshare site, regional and corporate overhead expenses are expected to decline in the fourth quarter, excluding possible severance charges. Timeshare segment results for the 2008 fourth quarter are expected to total $35 million to $45 million.

For the entire company, general, administrative and other expenses are expected to total $245 million to $255 million in the fourth quarter, approximately flat with the 2007 quarter (excluding possible severance charges in the fourth quarter).

The company expects nearly 30,000 new room openings (gross) in 2008. At the end of the 2008 third quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 130,000 rooms. Given the deteriorating financial markets, the company, owners or franchisees may decide to delay or cancel some of the projects included in the pipeline. Such decisions may lead to write-offs of amounts invested, which cannot be estimated at this time and, therefore, are not included in the fourth quarter 2008 guidance.

Based upon the above assumptions, the company expects EPS for the 2008 fourth quarter to total $0.44 to $0.50.

The company expects investment spending in 2008 to total approximately $1 billion to $1.1 billion, including approximately $70 million for maintenance capital spending, $300 million to

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$315 million for capital expenditures and acquisitions, $350 million to $400 million for net timeshare development, $30 million to $40 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, and $280 million to $300 million in equity and other investments (including timeshare equity investments).

	Fourth Quarter 2008	Full Year 2008

Total fee revenue	$440 million to $450 million	$1,435 million to $1,445 million

Owned, leased, corporate housing and other revenue, net of direct expenses	$50 million to $55 million	$142 million to $147 million

Timeshare sales and services revenue, net of direct expenses[1]	$50 million to $60 million	$187 million to $197 million

General, administrative and other expenses	$245 million to $255 million	$758 million to $768 million

Operating income	$285 million to $320 million	$996 million to $1,031 million

Gains and other income	Approx. $0	Approx. $19 million

Net interest expense[2]	Approx. $50 million	Approx. $133 million

Equity in earnings (losses)	Approx. $0	Approx. $26 million

After-tax minority interest	Approx. $3 million	Approx. $16 million

Diluted earnings per share[3]	$0.44 to $0.50	$1.62 to $1.68

Tax rate	33 to 35 percent

[1]	Includes $28 million of timeshare note sale gains for full year 2008
[2]	Net of interest income
[3]	Excludes the $0.18 per diluted share impact of non-cash items included in the tax provision for full year 2008

2009 OUTLOOK

While Marriott would typically provide a range of guidance for future performance in the coming year, the current global economic and financial climate makes predictions very difficult. In 2009, at a minimum, the company expects the business environment to remain unusually challenging. For internal planning purposes, the company is assuming roughly flat performance in comparable company-operated REVPAR outside North America (on a constant dollar basis) and, at best, a 3 percent decline in North American comparable company-operated REVPAR. Given these REVPAR assumptions and assuming higher property-level costs, house profit margins could decline 250 to 300 basis points in North America and decline 125 to 175 basis points outside North America. Room growth is expected to total 30,000 to 35,000 rooms in 2009 and most hotels expected to open are already under construction. In this scenario, room growth offsets REVPAR performance to yield modestly higher combined base management and

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franchise fees, while softer REVPAR and margin declines lead to declining incentive management fees. All in all, fee revenue could total $1,365 to $1,385 million in 2009, a decline of 4 to 5 percent. In this scenario, the company estimates that incentive management fees in 2009 would derive largely from international markets. The company estimates that an additional 1 percent decline in comparable REVPAR in 2009, coupled with a roughly 50 to 100 basis point decline in house profit margin, could impact pretax fees by approximately $20 million.

Assuming continued weak economic conditions, timeshare contract sales could remain flat to 2008 levels with lower fractional and residential sales and modest growth from the company’s core timeshare product, particularly the Asia Pacific Points program.

While the company currently does not contemplate a timeshare note sale in the fourth quarter 2008, for internal planning purposes the company assumes the completion of two note sale transactions in 2009, selling approximately $450 million to $500 million of notes and earning $40 million to $50 million in note sale gains, roughly half of the gains expected by the company for 2009 a few months ago.

Base management fees associated with the timeshare business are likely to increase and timeshare site, regional and corporate overhead are likely to decline in 2009. As a result, timeshare segment results for 2009 could total $175 million to $225 million.

Given this plan, the company’s general, administrative and other expenses are expected to be generally flat with 2008 levels reflecting increased spending for brand initiatives but decreased spending for development and corporate staffing.

While the company cannot forecast results with certainty, based upon the above assumptions, EPS for 2009 could total $1.48 to $1.60.

In 2009, investment spending is expected to total $700 million to $800 million. The company does not anticipate meaningful share repurchase activity in the balance of 2008 and 2009.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 2, 2008 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations

Exhibit 99 Page 8

website at http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available at that same website until October 2, 2009. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4836. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 2, 2008 until 8 p.m. ET, Thursday, October 9, 2008. To access the replay, call 719-457-0820. The reservation number for the recording is 8663694.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends; statements concerning the number of lodging properties we expect to add in the future; our expected share repurchases and investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the depth and duration of the current slowdown in the lodging industry and the economy generally; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing, including the impact of recent increases in transportation fuel costs on demand for our products; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, Inc. (NYSE:MAR) is a leading lodging company with over 3,100 lodging properties in the United States and 66 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, Horizons by Marriott Vacation Club, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, MD, and had approximately 151,000 employees at 2007 year-end. It is ranked as the lodging industry’s most admired company and one of the best companies to work for by FORTUNE®, and has been recognized by the U.S. Environmental Protection Agency (EPA) with the 2007 Sustained Excellence Award and Partner of the Year since 2004. In fiscal year 2007, Marriott International reported sales from continuing operations of $13 billion. For more information or reservations, please visit our web site at www.marriott.com.

Tables follow

Exhibit 99 Page 9

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Twelve Weeks Ended		Percent Better/ (Worse)
	September 5, 2008	September 7, 2007
REVENUES
Base management fees	$143	$135	6
Franchise fees	108	111	(3)
Incentive management fees	52	56	(7)
Owned, leased, corporate housing and other revenue [1]	260	262	(1)
Timeshare sales and services [2]	384	389	(1)
Cost reimbursements [3]	2,016	1,990	1

Total Revenues	2,963	2,943	1

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	240	235	(2)
Timeshare - direct	337	344	2
Reimbursed costs	2,016	1,990	(1)
General, administrative and other [5]	167	164	(2)

Total Expenses	2,760	2,733	(1)

OPERATING INCOME	203	210	(3)

Gains and other income [6]	7	30	(77)
Interest expense	(33)	(42)	21
Interest income	8	8	—
Equity in earnings (losses) [7]	2	8	(75)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	187	214	(13)
Provision for income taxes	(103)	(93)	(11)
Minority interest, net of tax	10	1	900

INCOME FROM CONTINUING OPERATIONS	94	122	(23)

Discontinued operations - Synthetic Fuel, net of tax [8]	—	9	(100)

NET INCOME	$94	$131	(28)

EARNINGS PER SHARE - Basic
Earnings from continuing operations	$0.27	$0.33	(18)
Earnings from discontinued operations [8]	—	0.02	(100)

Earnings per share	$0.27	$0.35	(23)

EARNINGS PER SHARE - Diluted
Earnings from continuing operations	$0.26	$0.31	(16)
Earnings from discontinued operations [8]	—	0.02	(100)

Earnings per share	$0.26	$0.33	(21)

Basic Shares	351.2	373.8
Diluted Shares	365.4	394.1

[1]	– Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]

– Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.

[3]	– Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]

– Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5]	– General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]

– Gains and other income includes net gains on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), gains on the sale of joint ventures, and income from cost method joint ventures.

[7]	– Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8]	– Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.

Exhibit 99 Page 10

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Thirty-Six Weeks Ended		Percent Better/ (Worse)
	September 5, 2008	September 7, 2007
REVENUES
Base management fees	$452	$417	8
Franchise fees	314	303	4
Incentive management fees	229	243	(6)
Owned, leased, corporate housing and other revenue [1]	849	824	3
Timeshare sales and services [2]	1,098	1,211	(9)
Cost reimbursements [3]	6,153	5,903	4

Total Revenues	9,095	8,901	2

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	757	711	(6)
Timeshare - direct	961	987	3
Reimbursed costs	6,153	5,903	(4)
General, administrative and other [5]	513	518	1

Total Expenses	8,384	8,119	(3)

OPERATING INCOME	711	782	(9)

Gains and other income [6]	19	77	(75)
Interest expense	(113)	(127)	11
Interest income	28	26	8
(Provision for) reversal of loan losses	2	—	*
Equity in earnings (losses) [7]	26	9	189

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	673	767	(12)
Provision for income taxes	(317)	(307)	(3)
Minority interest, net of tax	13	1	1,200

INCOME FROM CONTINUING OPERATIONS	369	461	(20)

Discontinued operations - Synthetic Fuel, net of tax [8]	3	59	(95)

NET INCOME	$372	$520	(28)

EARNINGS PER SHARE - Basic
Earnings from continuing operations	$1.04	$1.21	(14)
Earnings from discontinued operations [8]	0.01	0.15	(93)

Earnings per share	$1.05	$1.36	(23)

EARNINGS PER SHARE - Diluted
Earnings from continuing operations	$1.00	$1.14	(12)
Earnings from discontinued operations [8]	0.01	0.15	(93)

Earnings per share	$1.01	$1.29	(22)

Basic Shares	353.0	381.6
Diluted Shares	369.4	403.4

*	Percent can not be calculated.
[1]	– Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]

– Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.

[3]	– Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]

– Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5]	– General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]

– Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), gains and losses on the sale of joint ventures, and income from cost method joint ventures.

[7]	– Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8]	– Discontinued operations relates to our Synthetic Fuel Business which was shut down and substantially all the assets liquidated at December 28, 2007.

Exhibit 99 Page 11

Marriott International, Inc.

Business Segments

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	September 5, 2008	September 7, 2007
REVENUES

North American Full-Service	$1,239	$1,241	—
North American Limited-Service	544	540	1
International	342	343	—
Luxury	357	339	5
Timeshare	463	463	—

Total segment revenues [1]	2,945	2,926	1
Other unallocated corporate	18	17	6

Total	$2,963	$2,943	1

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$66	$78	(15)
North American Limited-Service	103	119	(13)
International	50	57	(12)
Luxury	17	15	13
Timeshare [2]	49	39	26

Total segment financial results [1]	285	308	(7)
Other unallocated corporate	(58)	(59)	2
Interest income, provision for loan losses and interest expense	(25)	(34)	26
Income taxes [2]	(108)	(93)	(16)

Total	$94	$122	(23)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate minority interest of our consolidated subsidiaries to our segments. Accordingly, minority interest, net of tax, of our consolidated subsidiaries of $10 million for the 2008 third quarter as reflected in our income statement, was allocated as follows: $15 million to our Timeshare segment and $(5) million to Provision for income taxes.

Exhibit 99 Page 12

Marriott International, Inc.

Business Segments

($ in millions)

	Thirty-Six Weeks Ended		Percent Better/ (Worse)
	September 5, 2008	September 7, 2007
REVENUES

North American Full-Service	$3,917	$3,767	4
North American Limited-Service	1,570	1,541	2
International	1,093	1,056	4
Luxury	1,147	1,048	9
Timeshare	1,326	1,438	(8)

Total segment revenues [1]	9,053	8,850	2
Other unallocated corporate	42	51	(18)

Total	$9,095	$8,901	2

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$290	$324	(10)
North American Limited-Service	301	337	(11)
International [2]	179	166	8
Luxury	66	44	50
Timeshare [2]	123	190	(35)

Total segment financial results [1]	959	1,061	(10)
Other unallocated corporate	(183)	(192)	5
Interest income, provision for loan losses and interest expense	(83)	(101)	18
Income taxes [2]	(324)	(307)	(6)

Total	$369	$461	(20)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate minority interest of our consolidated subsidiaries to our segments. Accordingly, minority interest, net of tax, of our consolidated subsidiaries of $13 million for the 2008 third quarter year-to-date as reflected in our income statement, was allocated as follows: $21 million to our Timeshare segment, $(1) million to our International segment, and $(7) million to Provision for income taxes.

Exhibit 99 Page 13

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products [1]
	Number of Properties			Number of Rooms/Suites
Brand	September 5, 2008	September 7, 2007	vs. September 7, 2007	September 5, 2008	September 7, 2007	vs. September 7, 2007
Domestic Full-Service
Marriott Hotels & Resorts	345	340	5	137,498	135,611	1,887
Renaissance Hotels & Resorts	75	68	7	27,546	25,023	2,523
Domestic Limited-Service
Courtyard	715	679	36	99,676	94,830	4,846
Fairfield Inn	547	521	26	48,542	46,231	2,311
SpringHill Suites	198	166	32	23,057	19,372	3,685
Residence Inn	541	516	25	64,552	61,421	3,131
TownePlace Suites	154	134	20	15,403	13,467	1,936
International
Marriott Hotels & Resorts	179	181	(2)	53,805	52,324	1,481
Renaissance Hotels & Resorts	65	74	(9)	21,684	23,958	(2,274)
Courtyard	78	72	6	14,708	13,605	1,103
Fairfield Inn	9	7	2	1,109	859	250
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	18	—	2,665	2,612	53
Marriott Executive Apartments	19	18	1	3,029	3,036	(7)
Ramada	—	2	(2)	—	332	(332)
Luxury
The Ritz-Carlton - Domestic	37	35	2	11,603	11,530	73
The Ritz-Carlton - International	33	30	3	10,171	9,052	1,119
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	21	16	5	2,122	1,495	627
The Ritz-Carlton Serviced Apartments	2	1	1	387	248	139
Timeshare [2]
Marriott Vacation Club	49	46	3	11,328	10,775	553
The Ritz-Carlton Club - Fractional	9	7	2	425	388	37
The Ritz-Carlton Club - Residential	3	3	—	145	140	5
Grand Residences by Marriott - Fractional	2	2	—	248	248	—
Grand Residences by Marriott - Residential	1	1	—	65	65	—
Horizons by Marriott Vacation Club	2	2	—	444	444	—

Sub Total Timeshare	66	61	5	12,655	12,060	595

Total	3,105	2,942	163	550,453	527,307	23,146

Number of Timeshare Interval, Fractional and Residential Resorts [2]
	Total [3]	In Active Sales
100% Company-Developed
Marriott Vacation Club	49	26
The Ritz-Carlton Club and Residences	9	7
Grand Residences by Marriott and Residences	3	3
Horizons by Marriott Vacation Club	2	2
Joint Ventures
The Ritz-Carlton Club and Residences	3	3

Total	66	41

[1]	Total Lodging Products excludes the 2,314 and 1,936 corporate housing rental units as of September 5, 2008 and September 7, 2007, respectively.
[2]	Includes products in active sales which may not be ready for occupancy.
[3]	Includes resorts that are in active sales and those that are sold out. Residential properties are captured once they possess a certificate of occupancy.

Exhibit 99 Page 14

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated International Properties [1]

	Three Months Ended August 31, 2008 and August 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$137.04	10.0%	74.6%	-2.0	% pts.	$183.61	12.9%
Continental Europe	$156.17	4.9%	73.8%	-3.4	% pts.	$211.57	9.7%
United Kingdom	$144.05	-0.4%	79.0%	-1.8	% pts.	$182.42	2.0%
Middle East & Africa	$105.38	17.9%	73.4%	2.7	% pts.	$143.48	13.6%
Asia Pacific [2]	$110.07	4.0%	71.3%	-4.1	% pts.	$154.45	9.9%

Regional Composite [3]	$134.06	5.0%	74.1%	-2.6	% pts.	$180.96	8.7%

International Luxury [4]	$210.17	8.8%	71.2%	0.0	% pts.	$294.99	8.8%

Total International [5]	$142.71	5.7%	73.8%	-2.3	% pts.	$193.48	8.9%

Worldwide [6]	$121.42	1.1%	74.0%	-2.0	% pts.	$164.04	3.9%

Comparable Systemwide International Properties [1]

	Three Months Ended August 31, 2008 and August 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$117.87	8.1%	71.1%	-2.3	% pts.	$165.72	11.6%
Continental Europe	$160.18	8.0%	73.2%	-2.3	% pts.	$218.88	11.5%
United Kingdom	$142.03	-0.6%	78.3%	-2.4	% pts.	$181.32	2.4%
Middle East & Africa	$105.38	17.9%	73.4%	2.7	% pts.	$143.48	13.6%
Asia Pacific [2]	$111.81	2.8%	71.9%	-3.2	% pts.	$155.55	7.4%

Regional Composite [3]	$133.36	5.7%	73.3%	-2.2	% pts.	$181.93	8.9%

International Luxury [4]	$210.17	8.8%	71.2%	0.0	% pts.	$294.99	8.8%

Total International [5]	$140.43	6.2%	73.1%	-2.0	% pts.	$192.08	9.1%

Worldwide [6]	$106.23	0.7%	74.1%	-2.0	% pts.	$143.43	3.4%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for June through August. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes International statistics for the three calendar months ended August 31, 2008 and August 31, 2007, and North American statistics for the twelve weeks ended September 5, 2008 and September 7, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

Exhibit 99 Page 15

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated International Properties [1]

	Eight Months Ended August 31, 2008 and August 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$151.89	10.2%	76.6%	0.3	% pts.	$198.18	9.8%
Continental Europe	$149.15	5.9%	71.1%	-2.0	% pts.	$209.69	8.8%
United Kingdom	$138.56	1.2%	75.1%	-1.5	% pts.	$184.39	3.3%
Middle East & Africa	$126.48	18.7%	77.5%	4.0	% pts.	$163.19	12.5%
Asia Pacific[2]	$116.15	6.0%	72.9%	-1.3	% pts.	$159.33	7.8%

Regional Composite[3]	$136.65	6.7%	73.8%	-0.8	% pts.	$185.19	7.8%

International Luxury[4]	$233.84	11.5%	73.0%	1.9	% pts.	$320.15	8.5%

Total International[5]	$147.69	7.6%	73.7%	-0.5	% pts.	$200.38	8.3%

Worldwide[6]	$124.84	2.8%	72.7%	-0.9	% pts.	$171.75	4.2%

Comparable Systemwide International Properties [1]

	Eight Months Ended August 31, 2008 and August 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$129.99	7.3%	72.0%	-0.9	% pts.	$180.54	8.6%
Continental Europe	$149.41	9.2%	69.8%	-0.4	% pts.	$214.00	9.9%
United Kingdom	$136.40	1.1%	74.5%	-1.7	% pts.	$183.01	3.4%
Middle East & Africa	$126.48	18.7%	77.5%	4.0	% pts.	$163.19	12.5%
Asia Pacific[2]	$116.34	4.3%	72.8%	-1.5	% pts.	$159.81	6.4%

Regional Composite[3]	$133.77	7.0%	72.4%	-0.6	% pts.	$184.69	7.9%

International Luxury[4]	$233.84	11.5%	73.0%	1.9	% pts.	$320.15	8.5%

Total International[5]	$142.97	7.7%	72.5%	-0.4	% pts.	$197.23	8.3%

Worldwide[6]	$105.80	2.1%	71.8%	-1.3	% pts.	$147.39	4.0%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
Statistics are in constant dollars for January through August. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.
[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes International statistics for the eight calendar months ended August 31, 2008 and August 31, 2007, and North American statistics for the thirty-six weeks ended September 5, 2008 and September 7, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

Exhibit 99 Page 16

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated North American Properties [1]

	Twelve Weeks Ended September 5, 2008 and September 7, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$125.67	0.5%	75.1%	-1.5	% pts.	$167.39	2.5%
Renaissance Hotels & Resorts	$111.61	0.1%	72.3%	-0.9	% pts.	$154.39	1.4%
Composite North American Full-Service[2]	$123.19	0.4%	74.6%	-1.4	% pts.	$165.17	2.3%
The Ritz-Carlton[3]	$209.12	-1.7%	70.7%	-2.8	% pts.	$295.75	2.2%
Composite North American Full-Service & Luxury[4]	$131.63	0.1%	74.2%	-1.5	% pts.	$177.40	2.1%
Residence Inn	$100.41	-1.4%	80.5%	-1.5	% pts.	$124.76	0.4%
Courtyard	$88.52	-3.1%	71.3%	-2.4	% pts.	$124.21	0.1%
TownePlace Suites	$64.14	-6.0%	73.5%	-4.9	% pts.	$87.32	0.2%
SpringHill Suites	$78.41	-5.2%	73.6%	-3.6	% pts.	$106.54	-0.6%
Composite North American Limited-Service[5]	$89.60	-2.8%	74.0%	-2.3	% pts.	$121.04	0.3%
Composite - All [6]	$113.10	-1.0%	74.1%	-1.9	% pts.	$152.58	1.6%

Comparable Systemwide North American Properties [1]

	Twelve Weeks Ended September 5, 2008 and September 7, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$113.12	-0.3%	72.3%	-1.8	% pts.	$156.37	2.1%
Renaissance Hotels & Resorts	$106.03	0.9%	72.5%	-0.5	% pts.	$146.33	1.5%
Composite North American Full-Service[2]	$111.99	-0.2%	72.4%	-1.6	% pts.	$154.76	2.0%
The Ritz-Carlton[3]	$209.12	-1.7%	70.7%	-2.8	% pts.	$295.75	2.2%
Composite North American Full-Service & Luxury[4]	$117.59	-0.3%	72.3%	-1.6	% pts.	$162.72	1.9%
Residence Inn	$103.19	0.9%	81.6%	-1.0	% pts.	$126.52	2.2%
Courtyard	$91.28	-1.5%	73.3%	-2.1	% pts.	$124.57	1.2%
Fairfield Inn	$68.74	-2.2%	73.3%	-3.2	% pts.	$93.82	2.1%
TownePlace Suites	$67.33	-2.1%	74.9%	-3.2	% pts.	$89.96	2.1%
SpringHill Suites	$79.37	-3.3%	73.2%	-3.0	% pts.	$108.36	0.6%
Composite North American Limited-Service[5]	$87.77	-1.0%	75.5%	-2.1	% pts.	$116.21	1.8%
Composite - All[6]	$99.45	-0.7%	74.3%	-1.9	% pts.	$133.93	1.9%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for June through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99 Page 17

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated North American Properties [1]

	Thirty-Six Weeks Ended September 5, 2008 and September 7, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$129.50	1.8%	72.8%	-1.1	% pts.	$177.81	3.3%
Renaissance Hotels & Resorts	$120.55	1.6%	71.9%	-0.2	% pts.	$167.55	1.9%
Composite North American Full-Service [2]	$127.92	1.7%	72.7%	-0.9	% pts.	$176.02	3.0%
The Ritz-Carlton [3]	$247.26	0.9%	72.8%	-0.5	% pts.	$339.50	1.6%
Composite North American Full-Service & Luxury [4]	$138.41	1.6%	72.7%	-0.9	% pts.	$190.42	2.9%
Residence Inn	$98.47	0.2%	77.3%	-1.0	% pts.	$127.37	1.5%
Courtyard	$89.91	-0.9%	69.5%	-1.4	% pts.	$129.27	1.1%
TownePlace Suites	$61.71	-4.6%	70.0%	-4.6	% pts.	$88.11	1.6%
SpringHill Suites	$79.72	0.2%	72.3%	-0.7	% pts.	$110.19	1.2%
Composite North American Limited-Service [5]	$89.92	-0.6%	71.9%	-1.4	% pts.	$125.09	1.3%
Composite - All [6]	$116.89	0.9%	72.3%	-1.1	% pts.	$161.60	2.4%

Comparable Systemwide North American Properties [1]

	Thirty-Six Weeks Ended September 5, 2008 and September 7, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$115.31	1.1%	70.3%	-1.4	% pts.	$164.12	3.1%
Renaissance Hotels & Resorts	$111.54	1.4%	71.4%	-0.4	% pts.	$156.26	1.9%
Composite North American Full-Service [2]	$114.71	1.1%	70.4%	-1.2	% pts.	$162.85	2.9%
The Ritz-Carlton [3]	$247.26	0.9%	72.8%	-0.5	% pts.	$339.50	1.6%
Composite North American Full-Service & Luxury [4]	$121.52	1.1%	70.6%	-1.2	% pts.	$172.23	2.9%
Residence Inn	$98.79	1.8%	77.8%	-0.8	% pts.	$126.98	2.8%
Courtyard	$90.18	0.3%	70.8%	-1.4	% pts.	$127.43	2.2%
Fairfield Inn	$64.12	-0.3%	68.9%	-2.7	% pts.	$93.07	3.7%
TownePlace Suites	$64.53	-1.2%	71.8%	-2.3	% pts.	$89.91	2.0%
SpringHill Suites	$78.73	-0.8%	71.5%	-2.0	% pts.	$110.17	2.0%
Composite North American Limited-Service [5]	$85.06	0.5%	72.4%	-1.6	% pts.	$117.56	2.7%
Composite - All [6]	$99.26	0.8%	71.7%	-1.4	% pts.	$138.51	2.8%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99 Page 18

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

Segment Revenues
	Twelve Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Segment revenues	$463	$463	—

Segment Results
	Twelve Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Base fees revenue	$12	$10	20
Timeshare sales and services, net	47	45	4
Joint venture equity earnings	2	5	(60)
Minority interest	15	1	1,400
General, administrative and other expenses	(27)	(22)	(23)

Segment results	$49	$39	26

Sales and Services Revenue
	Twelve Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Development	$265	$279	(5)
Services	81	77	5
Financing	31	28	11
Other revenue	7	5	40

Sales and services revenue	$384	$389	(1)

Contract Sales[1]
	Twelve Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Company:
Timeshare	$283	$313	(10)
Fractional	18	12	50
Residential	(6)	6	(200)

Total company	295	331	(11)
Joint ventures:
Timeshare	—	7	(100)
Fractional	6	7	(14)
Residential	5	5	—

Total joint ventures	11	19	(42)

Total contract sales, including joint ventures	$306	$350	(13)

[1]

Timeshare segment contract sales represent gross sales of timeshare, fractional, and residential products from both our wholly owned and joint venture projects, before the adjustment for percentage-of-completion accounting.

Exhibit 99 Page 19

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

Segment Revenues
	Thirty-Six Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Segment revenues	$1,326	$1,438	(8)

Segment Results
	Thirty-Six Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Base fees revenue	$35	$30	17
Timeshare sales and services, net	137	224	(39)
Joint venture equity earnings	9	4	125
Minority interest	21	1	2,000
General, administrative and other expenses	(79)	(69)	(14)

Segment results	$123	$190	(35)

Sales and Services Revenue
	Thirty-Six Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Development	$722	$846	(15)
Services	244	225	8
Financing	107	120	(11)
Other revenue	25	20	25

Sales and services revenue	$1,098	$1,211	(9)

Contract Sales [1]
	Thirty-Six Weeks Ended		Percent Better / (Worse)
	September 5, 2008	September 7, 2007
Company:
Timeshare	$859	$877	(2)
Fractional	34	27	26
Residential	33	6	450

Total company	926	910	2
Joint ventures:
Timeshare	—	23	(100)
Fractional	17	46	(63)
Residential	30	56	(46)

Total joint ventures	47	125	(62)

Total contract sales, including joint ventures	$973	$1,035	(6)

[1]

Timeshare segment contract sales represent gross sales of timeshare, fractional, and residential products from both our wholly owned and joint venture projects, before the adjustment for percentage-of-completion accounting.

Exhibit 99 Page 20

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable GAAP measures to the non-GAAP measures (identified by a double asterisk on the following pages) that we refer to in our press release and related conference call. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (EBITDA) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

ESOP Settlement Charge. Management evaluates non-GAAP measures that exclude the charge associated with the 2007 settlement of issues raised during the IRS’ and Department of Labor’s examination of the employee stock ownership plan (“ESOP”) feature of our Employees’ Profit Sharing, Retirement and Savings Plan and Trust, including adjusted earnings per share and adjusted earnings before interest, taxes, depreciation and amortization, because these measures allow for period-over-period comparisons relative to our on-going operations before material charges. Additionally, these non-GAAP measures facilitate management’s comparison of our results relative to on-going operations before material charges with that of other lodging companies. The settlement resulted in an after-tax charge of $54 million in the second quarter 2007 reflecting $35 million of excise taxes (impacting General, Administrative, and Other Expenses), $13 million of interest expense on those excise taxes and $6 million of income tax expense primarily reflecting additional interest.

Adjusted EBITDA. Our management also evaluates adjusted EBITDA which excludes the synthetic fuel business for 2007, as well as the $35 million charge in 2007 for excise taxes associated with the ESOP settlement. The synthetic fuel operations, discontinued in 2007, are not related to our core business, which is lodging. Accordingly, our management evaluates non-GAAP measures which exclude the impact of the synthetic fuel business because those measures allow for period-over-period comparisons of our on-going core lodging operations. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies. Our management excludes the excise taxes associated with the ESOP settlement for the reasons noted above in the “ESOP Settlement Charge” caption.

Prior Years’ Tax Adjustments and Foreign Subsidiaries Related Income Tax Charges. Management evaluates non-GAAP measures including adjusted earnings per share that exclude: (1) income tax expense in the 2008 third quarter totaling $29 million (diluted earnings per share impact of $0.08) primarily related to an unfavorable court decision involving a tax planning transaction associated with a 1994 sale transaction; (2) income tax expense in the 2008 second quarter totaling $12 million (diluted earnings per share impact of $0.03) primarily due to prior years’ tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction; and (3) income tax expense in the 2008 second quarter totaling $24 million (diluted earnings per share impact of $0.07) related to the tax treatment of funds received from foreign subsidiaries that is in on-going discussions with the IRS. We evaluate these non-GAAP measures because these measures allow for period-over-period comparisons relative to our on-going operations before material charges. Additionally, these non-GAAP measures facilitate management’s comparison of our results relative to on-going operations before material charges with the results of other lodging companies.

Exhibit 99 Page 21

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

($ in millions)

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Total Year to Date
Net income	$121	$157	$94	$372
Interest expense	42	38	33	113
Tax provision, continuing operations	75	139	103	317
Tax provision, minority interest	1	1	6	8
Tax (benefit) provision, synthetic fuel	—	(6)	(1)	(7)
Depreciation and amortization	41	47	42	130
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(8)
Interest expense from unconsolidated joint ventures	4	4	5	13
Depreciation and amortization from unconsolidated joint ventures	5	6	6	17

EBITDA**	$286	$383	$286	$955

Discontinued operations adjustment (synthetic fuel)	1	2	1	4

Adjusted EBITDA**	$287	$385	$287	$959

Increase (Decrease) over 2007 Adjusted EBITDA	-14%	-13%	-7%	-11%

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses	$1	$2	$1	$4

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$1	$4

	Fiscal Year 2007
	First Quarter	Second Quarter	Third Quarter	Total Year to Date
Net income	$182	$207	$131	$520
Interest expense	33	52	42	127
Tax provision, continuing operations	86	128	93	307
Tax (benefit) provision, synthetic fuel	(72)	(86)	(41)	(199)
Depreciation and amortization	46	45	43	134
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(4)	(12)
Interest expense from unconsolidated joint ventures	5	5	8	18
Depreciation and amortization from unconsolidated joint ventures	6	7	6	19

EBITDA**	$282	$354	$278	$914

ESOP Settlement - Excise Tax	—	35	—	35
Discontinued operations adjustment (synthetic fuel)	52	52	30	134

Adjusted EBITDA**	$334	$441	$308	$1,083

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses (income)	$54	$54	$32	$140
Synthetic Fuel depreciation	(2)	(2)	(2)	(6)

EBITDA adjustment for discontinued operations (synthetic fuel)	$52	$52	$30	$134

**	Denotes non-GAAP financial measures.

Exhibit 99 Page 22

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Prior Year Tax Adjustment

(in millions, except per share amounts)

	Third Quarter 2008
	As Reported	Prior Year Tax Adjustment	Excluding the Prior Year Tax Adjustment**
Income (losses) from continuing operations before income taxes and minority interest	$187	$—	$187
Provision for income taxes	(103)	(29)	(74)
Minority interest, net of tax	10	—	10

Income from continuing operations	$94	$(29)	$123

Diluted shares	365.4	365.4	365.4
Earnings per share from continuing operations—diluted	$0.26	$(0.08)	$0.34

**	Denotes non-GAAP financial measures.

Exhibit 99 Page 23

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Prior Years' Tax Adjustments and Foreign Subsidiaries Related Income Tax Charges

	2008 Full Year Forecast
	Low	High
Forecasted diluted earnings per share from continuing operations	$1.44	$1.50

Add back: Diluted earnings per share impact of prior years' tax adjustments and foreign subsidiaries related income tax charges	0.18	0.18

Forecasted diluted earnings per share excluding prior years' tax adjustments and foreign subsidiaries related income tax charges**	$1.62	$1.68

**	Denotes non-GAAP financial measures.

Exhibit 99 Page 24